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                                                                    Exhibit 23.3


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Corixa Corporation pertaining to the Coulter Pharmaceutical, Inc. 1995 Equity Incentive Plan, Coulter Pharmaceutical, Inc. 1996 Equity Incentive Plan and Coulter Pharmaceutical, Inc. 1996 Employee Stock Purchase Plan of our report dated January 27, 2000, with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. for the year ended December 31, 1999 included in Corixa Corporation's Current Report on Form 8-K dated December 22, 2000, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

Palo Alto, California
December 28, 2000